UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 23, 2011

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 23, 2011, as previously announced, the Board of Directors appointed John R. Haddock, age 32, acting interim Chief Financial Officer, pending regulatory non-objection of First Security Group, Inc. and FSGBank, N.A.  Haddock has served as Corporate Controller of First Security and FSGBank since 2006 and has eight years of experience in accounting and finance. He is a certified public accountant and holds a master of accountancy degree and a bachelor’s degree in business administration, both from the University of Tennessee. Prior to joining First Security in 2005, Haddock worked for Hazlett, Lewis & Bieter, PLLC, an accounting firm specializing in serving financial institutions, after beginning his career with PricewaterhouseCoopers.

In connection with the appointment, Haddock will be entitled to an annual base salary of $190,000. Haddock is also entitled to participate in First Security’s employee benefit plans, subject to any regulatory prohibitions on such participation.

On February 23, 2011, William L. Lusk, Jr. resigned as Secretary, Chief Financial Officer and Executive Vice President of First Security Group, Inc. and FSGBank, N.A. to accept a new position with an out-of-market financial institution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated:	March 1, 2011
		By:	/s/ Ralph E. Coffman, Jr.
		Name:	Ralph E. Coffman, Jr.
		Title:	Chief Operating Officer